EXHIBIT 32


            CERTIFICATION OF PRINCIPAL EXECUTIVE & FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350


In connection with the accompanying Annual Report on Form 10-KSB of CLX Energy, Inc. for the year ended in September 30, 2003, I, E. J. Henderson, President and Chief Financial Officer of CLX Energy, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1) such Annual Report on Form 10-KSB of CLX Energy, Inc. for the year ended September 30, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Annual Report on Form 10-KSB of CLX Energy, Inc. for the year ended September 30, 2003, fairly presents, in all material respects, the financial condition and results of operations of CLX Energy, Inc.

                              /s/ E.J. Henderson
                              ----------------------------------------
                              E.J. Henderson, President &
                              Chief Financial Officer


Date:  December 23, 2003



A signed original of this written statement required by Section 906 has been provided to CLX Energy, Inc. and will be retained by CLX Energy, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


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